Exhibit 99.1

DXC Technology Reports Second Quarter Fiscal Year 2022 Results

•Revenues of $4.03 billion, down 11.6% as compared to prior year, and down 2.4% on an organic basis

•Diluted EPS was $(0.74) compared to $(0.96) in the prior year quarter. Non-GAAP diluted EPS was $0.90, up 41% compared to $0.64 in Q2 FY21

•Cash flow from operations was $563 million and free cash flow was $404 million in the second quarter

•Increasing FY22 Non-GAAP diluted EPS and increasing FY22 Adjusted EBIT margin guidance ranges. Reducing FY22 revenue guidance range due to foreign exchange fluctuations

•Bookings of $3.7 billion and book-to-bill ratio of 0.91x in Q2 FY22

TYSONS, Va., November 3, 2021 – DXC Technology (NYSE: DXC) today reported results for the second quarter fiscal year 2022.

“We are clearly executing on 'the build the foundation phase' of our playbook. I am particularly pleased with the progress that we have made in delivering on our financial foundation, which includes decreasing our debt levels, lowering restructuring and TSI expense, increasing our Adjusted EBIT margins and Non-GAAP EPS and delivering strong free cash flow,” said Mike Salvino, DXC President and Chief Executive Officer. “In addition, our customers are at the highest level of satisfaction since I have been here, and based on our September engagement survey, our colleagues are engaged and motivated. I remain encouraged by our improving organic revenue growth trends, and in particular, the progress we are making in driving organic growth in Global Business Services and the improving organic revenue trajectory of our Global Infrastructure Services.”

Financial Highlights(1)	Q2 FY22	Q2 FY21
Revenue	$4,027	$4,554
YoY Revenue Growth	(11.6)%	(6.1)%
YoY Organic Revenue Growth (2)	(2.4)%	(9.1)%

Net Loss	$(187)	$(246)

EBIT	$(203)	$(235)
EBIT Margin %	(5.0)%	(5.2)%

Adjusted EBIT(2)	$346	$283
Adjusted EBIT Margin %	8.6%	6.2%

Loss Per Share (Diluted)	$(0.74)	$(0.96)
Non-GAAP EPS (Diluted) (2)	$0.90	$0.64

Book-to-Bill	0.91x	1.08x
(1) In millions, except per-share amounts
(2) Reconciliation of GAAP to Non-GAAP measures provided in Non-GAAP Results.

Financial Highlights - Second Quarter of Fiscal Year 2022

Revenue was $4.03 billion, down 11.6% as compared to prior year, and down 2.4% on an organic basis. Second quarter revenues came in below the previous guidance range, as the strengthening of the U.S. dollar reduced second quarter fiscal year 2022 revenues by $59 million as compared to the currency rates used in our prior earnings guidance.

Net loss was $(187) million compared to $(246) million in the prior year quarter. EBIT was $(203) million or (5.0)% of sales. Net loss and EBIT in the quarter included the following items: amortization of intangible assets of $110 million, debt extinguishment costs of $281 million, restructuring costs of $145 million, other impairment losses of $10 million, and transaction, separation, and integration costs of $3 million. Excluding these items, Adjusted EBIT margin was 8.6% in the second quarter, an improvement of 240 bps as compared to the prior year quarter. Second quarter Adjusted EBIT margin came in above our guidance range.

Diluted loss per share was $0.74 and Non-GAAP diluted earnings per share was $0.90 in the second quarter of fiscal year 2022, driven by the improvement in margins, lower interest expense, and a lower tax rate. Non-GAAP EPS exceeded the Company's previous guidance range.

Book-to-bill for the quarter was 0.91x, which was below management’s longer-term goal of 1.0x, due to the timing of new work. In the first half of fiscal 2022, the company delivered a book to bill of 1.02x.

During the second quarter, the Company repurchased 2.1 million shares of common stock for a total of $83 million. Year-to-date, the company repurchased 3.9 million shares for a total of $150 million.

Financial Information by Segment

Global Business Services ("GBS")	Q2 FY22	Q2 FY21
Revenue	$1,873	$2,242
YoY Revenue Growth	(16.5)%	(1.9)%
YoY Organic Revenue Growth	3.4%	(6.0)%

Segment Profit	$298	$317
Segment Profit Margin	15.9%	14.1%

Book-to-Bill	0.92x	1.09x

GBS segment revenue was $1.873 billion in the second quarter of fiscal year 2022, down 16.5% compared to prior year, but up 3.4% on an organic basis. GBS segment profit was $298 million and segment profit margin was 15.9%, up 180 bps as compared to the second quarter of fiscal year 2021. GBS bookings for the quarter were $1.72 billion for a book-to-bill of 0.92x.

Global Infrastructure Services ("GIS")	Q2 FY22	Q2 FY21
Revenue	$2,154	$2,312
YoY Revenue Growth	(6.8)%	(9.9)%
YoY Organic Revenue Growth	(8.0)%	(11.8)%

Segment Profit	$118	$36
Segment Profit Margin	5.5%	1.6%

Book-to-Bill	0.91x	1.07x

GIS segment revenue was $2.154 billion in the second quarter of fiscal year 2022, down 6.8% compared to prior year, and down 8.0% on an organic basis. GIS segment profit was $118 million with a segment profit margin of 5.5%, a 390 bps margin expansion as compared to second quarter of fiscal year 2021. GIS bookings were $2.0 billion in the quarter for a book-to-bill of 0.91x.

Enterprise Technology Stack Highlights

The components of the Enterprise Technology Stack are as follows:

Offerings Revenues	Q2 FY22	Q1 FY22	Q4 FY21	Q3 FY21	Q2 FY21
Stack Revenues
Analytics and Engineering	$520	$482	$476	$462	$437
Applications	1,216	1,246	1,282	1,225	1,182
Business Process Services	118	118	133	128	136
Cloud and Security	521	549	551	543	517
IT Outsourcing	1,052	1,128	1,171	1,141	1,141
Modern Workplace	581	577	660	676	637
Subtotal	4,008	4,100	4,273	4,175	4,050
M&A and Divestitures
Revenues	19	41	112	113	504
Total Revenues	$4,027	$4,141	$4,385	$4,288	$4,554

Cash Flow

Cash Flow	Q2 FY22	Q2 FY21
Cash Flow from Operations	$563	$472
Less Capital Expenditures:
Purchase of property and equipment	(67)	(61)
Transition and transformation contract costs	(52)	(54)
Software purchased or developed	(40)	(54)
Free Cash Flow	$404	$303

Cash flow from operations was $563 million in the second quarter of fiscal year 2022, and capital expenditures were $159 million. Free cash flow (cash flow from operations, less capital expenditures) was $404 million in the second quarter of FY22, as compared to $303 million in the second quarter of FY21. Second quarter FY22 cash flow included a tax payment of $160 million related to divestitures and cash outflows related to the refinancing of the Company’s high coupon debt.

Guidance

The Company's guidance for the third quarter and full fiscal year 2022 is as follows:

Fiscal Year Guidance	Q3 FY22 Guidance	FY22 Outlook
Revenues	$4.08 to $4.13B	$16.4 to $16.6B
Organic Revenue Growth YoY	(1.0)% – (2.5)%	(1)% – (2)%
Adjusted EBIT Margin	8.6% – 8.9%	8.5% – 8.9%
Net Interest Cost	~$33 million	~$155 million
Non-GAAP Diluted EPS	$0.88 – $0.93	$3.52 – $3.72
Restructuring and TSI		~$550 million
Free Cash Flow		$500 million
Adjusted Effective Tax Rate	~28%	~26%

The Company reaffirmed its longer-term guidance:

•Positive organic revenue growth of 1% to 3% for fiscal year 2024
•Adjusted EBIT margin of 10% to 11% in fiscal year 2024
•Non-GAAP diluted EPS of $5.00 to $5.25 in fiscal year 2024
•Free cash flow of approximately $1.5 billion in fiscal year 2024
•Restructuring and TSI of approximately $100 million in fiscal year 2024

DXC does not provide a reconciliation of Non-GAAP measures that it discusses as part of its guidance because certain significant information required for such reconciliation is not available without unreasonable efforts or at all, including, most notably, the impact of significant non-recurring items. Without this information, DXC does not believe that a reconciliation would be meaningful.

Ken Sharp, Chief Financial Officer, commented: “The second quarter of fiscal year 2022 saw continued progress toward building our strong financial foundation for DXC. Our recent refinancing extends debt maturities, lowers maturity towers, and reduces ongoing interest expense by approximately $50 million annually. We continue to significantly reduce restructuring and TSI expense, lower capital lease payments, reduce our facility footprint and drive our ongoing cost optimization program. Taken together, these initiatives are driving an improvement in DXC's free cash flow generation capability."

Earnings Conference Call and Webcast

DXC Technology senior management will host a conference call and webcast to discuss these results on November 3, 2021, at 5:00 p.m. EDT. The dial-in number for domestic callers is +1 (888) 510-2008. Callers who reside outside of the United States should dial +1 (646) 960-0306. The passcode for all participants is 9312260. The webcast audio and any presentation slides will be available on DXC Technology’s Investor Relations website.

A replay of the conference call will be available from approximately two hours after the conclusion of the call until November 17, 2021. Phone number for the replay is +1 (800) 770-2030 or +1 (647) 362-9199. The replay passcode is 9312260.

About DXC Technology

DXC Technology (NYSE: DXC) helps global companies run their mission critical systems and operations while modernizing IT, optimizing data architectures, and ensuring security and scalability across public, private and hybrid clouds. The world’s largest companies and public sector organizations trust DXC to deploy services across the Enterprise Technology Stack to drive new levels of performance, competitiveness, and customer experience. Learn more about how we deliver excellence for our customers and colleagues at DXC.com.

Forward-Looking Statements

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” Forward-looking statements often include words such as “anticipates,” “believes,” “estimates,” “expects,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target,” and “will” and words and terms of similar substance in discussions of future operating or financial performance. Forward-looking statements include, among other things, statements with respect to our future financial condition, results of operations, cash flows, business strategies, operating efficiencies or synergies, divestitures, competitive position, growth opportunities, share repurchases, dividend payments, plans and objectives of management and other matters.
These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the coronavirus disease 2019 (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in DXC’s Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and any updating information in subsequent SEC filings, including DXC’s upcoming Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021.

No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

About Non-GAAP Measures

In an effort to provide investors with supplemental financial information, in addition to the preliminary and unaudited financial information presented on a GAAP basis, we have also disclosed in this press release preliminary Non-GAAP information including: earnings before interest and taxes ("EBIT"), EBIT margin, Adjusted EBIT, Adjusted EBIT margin, Non-GAAP income before income taxes, Non-GAAP net income, Non-GAAP diluted EPS, organic revenues, organic revenue growth, and free cash flow.

We believe EBIT, EBIT margin, Adjusted EBIT, Adjusted EBIT margin, Non-GAAP income before income taxes, Non-GAAP net income and Non-GAAP diluted EPS provide investors with useful supplemental information about our operating performance after excluding certain categories of expenses. Free cash flow represents cash flow from operations, less capital expenditures.

One category of expenses excluded from Adjusted EBIT, Adjusted EBIT margin, Non-GAAP income from continuing operations before tax, Non-GAAP net income and Non-GAAP diluted EPS, incremental amortization of intangible assets acquired through business combinations, may result in a significant difference in period over period amortization expense on a GAAP basis. We exclude amortization of certain acquired intangible assets as these non-cash amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Although DXC management excludes amortization of acquired intangible assets primarily customer-related intangible assets, from its Non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and support revenue generation. Any future transactions may result in a change to the acquired intangible asset balances and associated amortization expense.

Another category of expenses excluded from Adjusted EBIT, Adjusted EBIT margin, Non-GAAP income from continuing operations before tax, Non-GAAP net income and Non-GAAP diluted EPS, impairment losses, may result in a significant difference in period over period expense on a GAAP basis. We exclude impairment losses as these non-cash amounts, reflect generally an acceleration of what would be multiple periods of expense and do not expect to occur frequently. Further assets such as goodwill may be significantly impacted by market conditions outside of management’s control.

We believe organic revenue growth provides investors with useful supplemental information about our revenues after excluding the effect of currency exchange rate fluctuations for currencies other than U.S. dollars and the effects of acquisitions and divestitures in the periods presented. See below for a description of the methodology we use to present organic revenues.

Selected references are made to revenue growth on an “organic basis” so that certain financial results can be viewed without the impact of fluctuations in foreign currency rates and without the impacts of acquisitions and divestitures from “organic basis” financial results, thereby providing comparisons of operating performance from period to period of the business that we have owned during all periods presented. Organic revenue growth is calculated by dividing the year-over-year change in GAAP revenues attributed to organic growth by the GAAP revenues reported in the prior comparable period. This approach is used for all results where the functional currency is not the U.S. dollar.

There are limitations to the use of the Non-GAAP financial measures presented in this report. One of the limitations is that they do not reflect complete financial results. We compensate for this limitation by providing a reconciliation between our Non-GAAP financial measures and the respective most directly comparable financial measure calculated and presented in accordance with GAAP. Additionally, other companies, including companies in our industry, may calculate Non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes between companies.

# # #

Contact:

John Sweeney, CFA, Vice President, Investor Relations, +1-980-315-3665, john.sweeney@dxc.com
Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Condensed Consolidated Statements of Operations
(preliminary and unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per-share amounts)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Revenues	$4,027	$4,554	$8,168	$9,056

Costs of services	3,088	3,563	6,343	7,192
Selling, general and administrative	370	539	753	1,078
Depreciation and amortization	448	525	870	1,017
Restructuring costs	145	265	212	337
Interest expense	61	96	123	202
Interest income	(16)	(25)	(36)	(48)
Debt extinguishment costs	281	—	309	—
Gain on disposition of businesses	—	—	(377)	—
Other income, net	(102)	(103)	(205)	(191)
Total costs and expenses	4,275	4,860	7,992	9,587

(Loss) income before income taxes	(248)	(306)	176	(531)
Income tax (benefit) expense	(61)	(60)	81	(86)
Net (loss) income	(187)	(246)	95	(445)
Less: net income (loss) attributable to non-controlling interest, net of tax	1	(2)	5	4
Net (loss) income attributable to DXC common stockholders	$(188)	$(244)	$90	$(449)

(Loss) income per common share:
Basic	$(0.74)	$(0.96)	$0.35	$(1.77)
Diluted	$(0.74)	$(0.96)	$0.35	$(1.77)

Weighted average common shares outstanding for:
Basic EPS	252.40	254.13	253.53	253.88
Diluted EPS	252.40	254.13	258.90	253.88

Selected Consolidated Balance Sheet Data
(preliminary and unaudited)

	As of
(in millions)	September 30, 2021	March 31, 2021
Assets
Cash and cash equivalents	$2,699	$2,968
Receivables, net	3,821	4,156
Prepaid expenses	534	567
Other current assets	330	517
Total current assets	7,384	8,208

Intangible assets, net	3,691	4,043
Operating right-of-use assets, net	1,174	1,366
Goodwill	631	641
Deferred income taxes, net	255	289
Property and equipment, net	2,691	2,946
Other assets	4,289	4,545
Total Assets	$20,115	$22,038

Liabilities
Short-term debt and current maturities of long-term debt	$745	$1,167
Accounts payable	724	914
Accrued payroll and related costs	645	698
Current operating lease liabilities	392	418
Accrued expenses and other current liabilities	3,120	3,476
Deferred revenue and advance contract payments	933	1,079
Income taxes payable	260	398
Total current liabilities	6,819	8,150

Long-term debt, net of current maturities	4,363	4,345
Non-current deferred revenue	775	622
Non-current operating lease liabilities	862	1,038
Non-current income tax liabilities and deferred tax liabilities	711	854
Other long-term liabilities	1,502	1,721
Total Liabilities	15,032	16,730

Total Equity	5,083	5,308

Total Liabilities and Equity	$20,115	$22,038

Condensed Consolidated Statements of Cash Flows
(preliminary and unaudited)

	Six Months Ended
(in millions)	September 30, 2021	September 30, 2020
Cash flows from operating activities:
Net income (loss)	$95	$(445)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	879	1,025
Operating right-of-use expense	254	307
Pension & other post-employment benefits, actuarial & settlement losses	—	2
Share-based compensation	51	36
Deferred taxes	(41)	—
(Gain) loss on dispositions	(415)	14
Provision for (gains) losses on accounts receivable	(2)	45
Unrealized foreign currency exchange gain	(19)	(43)
Impairment losses and contract write-offs	17	42
Debt extinguishment costs	309	—
Other non-cash charges, net	3	(5)
Decrease in assets	348	57
Decrease in operating lease liability	(254)	(307)
Decrease in other liabilities	(691)	(137)
Net cash provided by operating activities	534	591

Cash flows from investing activities:
Purchases of property and equipment	(165)	(156)
Payments for transition and transformation contract costs	(107)	(136)
Software purchased and developed	(162)	(102)
Payments for acquisitions, net of cash acquired	—	(10)
Business dispositions	513	—
Cash collections related to deferred purchase price receivable	—	159
Proceeds from sale of assets	87	8
Short-term investing	24	—
Other investing activities, net	9	3
Net cash provided by (used in) investing activities	199	(234)

Cash flows from financing activities:
Borrowings of commercial paper	703	830
Repayments of commercial paper	(679)	(508)
Borrowings under lines of credit	—	2,500
Repayment of borrowings under lines of credit	—	(2,750)
Borrowings on long-term debt	19	—
Principal payments on long-term debt	(2,871)	(1,476)
Payments on finance leases and borrowings for asset financing	(671)	(487)
Proceeds from bond issuance	2,918	993
Proceeds from stock options and other common stock transactions	12	—
Taxes paid related to net share settlements of share-based compensation awards	(13)	(3)
Payments for debt extinguishment costs	(344)	—
Repurchase of common stock and advance payment for accelerated share repurchase	(150)	—
Dividend payments	—	(53)
Other financing activities, net	13	(9)
Net cash used in financing activities	(1,063)	(963)
Effect of exchange rate changes on cash and cash equivalents	(2)	9
Net decrease in cash and cash equivalents including cash classified within current assets held for sale	(332)	(597)
Cash classified within current assets held for sale	63	(3)
Net decrease in cash and cash equivalents	(269)	(600)
Cash and cash equivalents at beginning of year	2,968	3,679
Cash and cash equivalents at end of period	$2,699	$3,079

Segment Profit

We define segment profit as segment revenues less costs of services, segment selling, general and administrative, depreciation and amortization, and other income (excluding the movement in foreign currency exchange rates on our foreign currency denominated assets and liabilities and the related economic hedges). The Company does not allocate to its segments certain operating expenses managed at the corporate level. These unallocated costs include certain corporate function costs, stock-based compensation expense, pension and other post-retirement benefits (“OPEB”) actuarial and settlement gains and losses, restructuring costs, transaction, separation and integration-related costs, and amortization of acquired intangible assets.

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Profit
GBS profit	$298	$317	$570	$532
GIS profit	118	36	249	59
All other loss	(70)	(70)	(141)	(118)
Interest income	16	25	36	48
Interest expense	(61)	(96)	(123)	(202)
Restructuring costs	(145)	(265)	(212)	(337)
Transaction and integration-related costs	(3)	(101)	(12)	(211)
Amortization of acquired intangible assets	(110)	(152)	(219)	(300)
Gains on dispositions	—	—	347	—
Impairment losses	(10)	—	(10)	—
Debt Extinguishment costs	(281)	—	(309)	—
Pension and OPEB actuarial and settlement losses	—	—	—	(2)
(Loss) income before income taxes	$(248)	$(306)	$176	$(531)

Segment profit margins
GBS	15.9%	14.1%	15.2%	12.0%
GIS	5.5%	1.6%	5.6%	1.3%

Reconciliation of Non-GAAP Financial Measures

Our Non-GAAP adjustments include:
•Restructuring costs – includes costs, net of reversals, related to workforce and real estate optimization and other similar charges.
•Transaction, separation and integration-related (“TSI”) costs – includes costs related to integration, planning, financing and advisory fees and other similar charges associated with mergers, acquisitions, strategic investments, joint ventures, and dispositions and other similar transactions.(1)
•Amortization of acquired intangible assets – includes amortization of intangible assets acquired through business combinations.
•Gains and losses on dispositions – gains and losses related to dispositions of businesses, strategic assets and interests in less than wholly-owned entities.(2)
•Impairment losses – impairment losses on assets classified as long-term on the balance sheet.(3)
•Debt extinguishment costs – costs associated with early retirement, redemption, repayment or repurchase of debt and debt-like items including any breakage, make-whole premium, prepayment penalty or similar costs as well as solicitation and other legal and advisory expenses.(4)
•Pension and OPEB actuarial and settlement gains and losses – pension and OPEB actuarial mark to market adjustments and settlement gains and losses.
•Tax adjustments – discrete tax adjustments to impair or recognize certain deferred tax assets, adjustments for changes in tax legislation and the impact of merger and divestitures. Income tax expense of all other (non-discrete) Non-GAAP adjustments is based on the difference in the GAAP annual effective tax rate (AETR) and overall Non-GAAP provision (consistent with the GAAP methodology).(5)

(1) TSI-Related Costs include fees and other internal and external expenses associated with legal, accounting, consulting, due diligence, investment banking advisory, and other services, as well as financing fees, retention incentives, and resolution of transaction related claims in connection with, or resulting from, exploring or executing potential acquisitions, dispositions and strategic investments, whether or not announced or consummated.

The TSI-Related costs for the second quarter of fiscal 2022 include $2 million of costs to execute the strategic alternatives; ($2 million) credit to legal costs for Peraton (formerly Perspecta) Arbitration; and $3 million of costs incurred in connection with activities related to other acquisitions and divestitures.

The TSI-Related costs for the first six months of fiscal 2022 include $13 million of costs to execute the strategic alternatives; $4 million legal costs and ($14 million) credit towards Peraton Arbitration settlement, $4 million in expenses related to integration projects resulting from the HPES merger (including costs associated with continuing efforts to separate certain IT systems) and $5 million of costs incurred in connection with activities related to other acquisitions and divestitures.

(2) Gains and losses on dispositions for the first six months of fiscal 2022 include a $341 million gain on sale of the HPS business, gains of $19 million on other dispositions and ($13 million) of adjustments relating to the sale of the HHS business.

(3) Impairment losses on dispositions for the second quarter and first six months of fiscal 2022 includes a $10 million impairment charge of capitalized transition and transformation costs.

(4) Debt extinguishment costs adjustments for the second quarter of fiscal 2022 include $1 million to fully redeem our Euro-denominated term loan facility, $41 million to fully redeem our 4.25% senior notes due fiscal 2025, $26 million to fully redeem our 2.75% senior notes due fiscal 2025, $55 million to fully redeem our 4.125% senior notes due fiscal 2026, $87 million to fully redeem our 4.750% senior notes due fiscal 2028, and $71 million to fully redeem our 7.45% senior notes due fiscal 2030.

In addition to the above, debt extinguishment costs adjustments for the first six months of fiscal 2022 reflects activity from the first quarter of fiscal 2022, including $18 million to fully redeem two series of our 4.45% senior notes due fiscal 2023, $3 million to partially redeem our 4.125% senior notes due fiscal 2026, and $7 million of debt associated with asset financing.

(5) Tax adjustment for the first six months of fiscal 2022 reflects net revaluation of deferred taxes resulting from changes in non-US jurisdiction tax rates.

Non-GAAP Results

A reconciliation of reported results to Non-GAAP results is as follows:

	Three Months Ended September 30, 2021
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Impairment Losses	Debt Extinguishment Costs	Non-GAAP Results
(Loss) income before income taxes	$(248)	$145	$3	$110	$10	$281	$301
Income tax (benefit) expense	(61)	34	1	26	2	66	68
Net (loss) income	(187)	111	2	84	8	215	233
Less: net income attributable to non-controlling interest, net of tax	1	—	—	—	—	—	1
Net (loss) income attributable to DXC common stockholders	$(188)	$111	$2	$84	$8	$215	$232

Effective Tax Rate	24.6%						22.6%

Basic EPS	$(0.74)	$0.44	$0.01	$0.33	$0.03	$0.85	$0.92
Diluted EPS	$(0.74)	$0.43	$0.01	$0.33	$0.03	$0.84	$0.90

Weighted average common shares outstanding for:
Basic EPS	252.40	252.40	252.40	252.40	252.40	252.40	252.40
Diluted EPS	252.40	257.20	257.20	257.20	257.20	257.20	257.20

	Six Months Ended September 30, 2021
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Gains and Losses on Dispositions	Impairment Losses	Debt Extinguishment Costs	Tax Adjustment	Non-GAAP Results
Income (loss) before income taxes	$176	$212	$12	$219	$(347)	$10	$309	$—	$591
Income tax expense	81	44	5	50	(91)	2	73	(28)	136
Net income	95	168	7	169	(256)	8	236	28	455
Less: net income attributable to non-controlling interest, net of tax	5	—	—	—	—	—	—	—	5
Net income attributable to DXC common stockholders	$90	$168	$7	$169	$(256)	$8	$236	$28	$450

Effective Tax Rate	46.0%								23.0%

Basic EPS	$0.35	$0.66	$0.03	$0.67	$(1.01)	$0.03	$0.93	$0.11	$1.77
Diluted EPS	$0.35	$0.65	$0.03	$0.65	$(0.99)	$0.03	$0.91	$0.11	$1.74

Weighted average common shares outstanding for:
Basic EPS	253.53	253.53	253.53	253.53	253.53	253.53	253.53	253.53	253.53
Diluted EPS	258.90	258.90	258.90	258.90	258.90	258.90	258.90	258.90	258.90

	Three Months Ended September 30, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Tax Adjustment	Non-GAAP Results
(Loss) income before income taxes	$(306)	$265	$101	$152	$—	$212
Income tax (benefit) expense	(60)	52	26	35	(2)	51
Net (loss) income	(246)	213	75	117	2	161
Less: net loss attributable to non-controlling interest, net of tax	(2)	—	—	—	—	(2)
Net (loss) income attributable to DXC common stockholders	$(244)	$213	$75	$117	$2	$163

Effective Tax Rate	19.6%					24.1%

Basic EPS	$(0.96)	$0.84	$0.30	$0.46	$0.01	$0.64
Diluted EPS	$(0.96)	$0.83	$0.29	$0.46	$0.01	$0.64

Weighted average common shares outstanding for:
Basic EPS	254.13	254.13	254.13	254.13	254.13	254.13
Diluted EPS	254.13	255.18	255.18	255.18	255.18	255.18

	Six Months Ended September 30, 2020
(in millions, except per-share amounts)	As Reported	Restructuring Costs	Transaction, Separation and Integration-Related Costs	Amortization of Acquired Intangible Assets	Pension and OPEB Actuarial and Settlement Gains and Losses	Tax Adjustment	Non-GAAP Results
(Loss) income before income taxes	$(531)	$337	$211	$300	$2	$—	$319
Income tax (benefit) expense	(86)	64	54	69	—	(2)	99
Net (loss) income	(445)	273	157	231	2	2	220
Less: net income attributable to non-controlling interest, net of tax	4	—	—	—	—	—	4
Net (loss) income attributable to DXC common stockholders	$(449)	$273	$157	$231	$2	$2	$216

Effective Tax Rate	16.2%						31.0%

Basic EPS	$(1.77)	$1.08	$0.62	$0.91	$0.01	$0.01	$0.85
Diluted EPS	$(1.77)	$1.07	$0.62	$0.91	$0.01	$0.01	$0.85

Weighted average common shares outstanding for:
Basic EPS	253.88	253.88	253.88	253.88	253.88	253.88	253.88
Diluted EPS	253.88	254.76	254.76	254.76	254.76	254.76	254.76

The above tables serve to reconcile the Non-GAAP financial measures to the most directly comparable GAAP measures. Please refer to the “About Non-GAAP Measures” section of the press release for further information on the use of these Non-GAAP measures.

Year-over-Year Organic Revenue Growth

	Three Months Ended
	September 30, 2021	September 30, 2020
Total revenue growth	(11.6)%	(6.1)%
Foreign currency	(1.4)%	(1.6)%
Acquisitions and divestitures	10.6%	(1.4)%
Organic revenue growth	(2.4)%	(9.1)%

GIS revenue growth	(6.8)%	(9.9)%
Foreign currency	(1.9)%	(1.7)%
Acquisitions and divestitures	0.7%	(0.2)%
GIS organic revenue growth	(8.0)%	(11.8)%

GBS revenue growth	(16.5)%	(1.9)%
Foreign currency	(0.9)%	(1.5)%
Acquisitions and divestitures	20.8%	(2.6)%
GBS organic revenue growth	3.4%	(6.0)%

EBIT and Adjusted EBIT

	Three Months Ended		Six Months Ended
(in millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net (loss) income	$(187)	$(246)	$95	$(445)
Income tax (benefit) expense	(61)	(60)	81	(86)
Interest income	(16)	(25)	(36)	(48)
Interest expense	61	96	123	202
EBIT	(203)	(235)	263	(377)
Restructuring costs	145	265	212	337
Transaction, separation and integration-related costs	3	101	12	211
Amortization of acquired intangible assets	110	152	219	300
(Gains) and losses on dispositions	—	—	(347)	—
Impairment losses	10	—	10	—
Debt extinguishment costs	281	—	309	—
Pension and OPEB actuarial and settlement losses	—	—	—	2
Adjusted EBIT	$346	$283	$678	$473

EBIT margin	(5.0)%	(5.2)%	3.2%	(4.2)%
Adjusted EBIT margin	8.6%	6.2%	8.3%	5.2%

Source: DXC Technology
Category: Investor Relations